Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-11 Amendment No. 2, of reAlpha Tech Corp. (f.k.a. ReAlpha Asset Management, Inc.) and Subsidiaries (the “Company”) of our report dated March 12, 2024, relating to the consolidated financial statements, which appear in the Company’s Annual Report on Form 10-KT for the transition period from May 1, 2023 to December 31, 2023 and the years ended April 30, 2023 and 2022 to which this consent is filed as an exhibit.

/s/ GBQ Partners LLC

Columbus, Ohio

June 12, 2024